EXHIBIT 99.1



                   Certification of CEO and CFO Pursuant to
                18 U.S.C. Section 1350, as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with Amendment No. 1 to the Annual Report on Form 10-K of CompleTel Europe N.V. (the "Company") for the year ended December 31, 2001, as filed with the Securities and Exchange Commission on the date hereof (the" Report"), each of the following persons hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  September 13, 2002




/s/  Jerome de Vitry
--------------------------------------
Name:   Jerome de Vitry
Title:  Managing Director, President
         and Chief Executive Officer




/s/ Alexandre Westphalen
--------------------------------------
Name:   Alexandre Westphalen
Title:  Vice President, Finance




/s/ John M. Hugo
--------------------------------------
Name:   John M. Hugo
Title:  Chief Accounting Officer
         and Corporate Controller


         This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Act of 1934, as amended.